Exhibit 3.4

  ARTICLE I  OFFICES
  ARTICLE II  MEETINGS OF STOCKHOLDERS
  ARTICLE III  BOARD OF DIRECTORS
  ARTICLE IV  OFFICERS
  ARTICLE V  CAPITAL STOCK
  ARTICLE VI   INDEMNIFICATION
  ARTICLE VII    MISCELLANEOUS PROVISIONS
  ARTICLE VIII   AMENDMENTS

BYLAWS
Resource Services Inc.
(a Delaware corporation)

TABLE OF CONTENTS*
BYLAWS

Resource Services Inc.
ARTICLE I-  OFFICES
		Page
Section 1.1.	Location	1
Section 1.2.	Change of Location	1
ARTICLE II -  MEETINGS OF STOCKHOLDERS

Section 2.1.	Annual Meeting	1
Section 2.2.	Special Meetings	2
Section 2.3.	List of Stockholders Entitled to Vote	2
Section 2.4.	Notice of Meetings	2
Section 2.5.	Adjourned Meetings and Notice Thereof	2
Section 2.6.	Quorum	2
Section 2.7.	Voting	2
Section 2.8.	Action by Consent of Stockholders	2
ARTICLE III -BOARD OF DIRECTORS
Section 3.1	General Powers	3
Section 3.2	Number of Directors and Term of Office	3
Section 3.3	Qualitfication	3
Section 3.4	Election	3
Section 3.5.	Term	3
Section 3.6.	Resignation and Removal	3
Section 3.7.	Vacancies	3
Section 3.8.	Quorum and Voting	3
Section 3.9.	Regulations	3
Section 3.10.	Annual Meeting	3
Section 3.11.	Regular Meetings	3
Section 3.12.	Special Meetings	3
Section 3.13.	Notice of Meetings; Waiver of Notice	3
Section 3.14.	Committees of Directors	3
Section 3.15.	Powers and Duties of Committees	3
Section 3.16.	Compensation of Directors	3
Section 3.17.	Action Without Meeting	3
ARTICLE IV - OFFICERS

Section 4.1.	Executive Officers; Election Qualifications; Term of Office; Resignation; Removal; Vacancies	4
Section 4.2.	Powers and Duties of Executive Officers	4
ARTICLE V -CAPITAL STOCK

Section 5.1.	Issuance of Certificates of Stock	5
Section 5.2.	Signatures on Stock Certificates	5
Section 5.3.	Stock Ledger	5
Section 5.4.	Regulations Relating to Transfer	5
Section 5.5.	Transfers	5
Section 5.6.	Cancellation	5
Section 5.7.	Lost, Destroyed, Stolen and Mutilated Certificates	5
Section 5.8.	Fixing of Record Dates	5
ARTICLE VI -INDEMNIFICATION

Section 6.1.	Indemnification	6
Section 6.2.	Indemnification Insurance	6

ARTICLE VII - MISCELLANEOUS PROVISIONS

		7
Section 7.1.	Corporate Seal	7
Section 7.2.	Fiscal Year	7
Section 7.3.	Waiver of Notice	7
Section 7.4.	Execution of Instruments, Contracts, Etc.	7
ARTICLE VIII - AMENDMENTS
		8
Section 8.1.	By Stockholders	8
Section 8.2.	By Directors	8

BY-LAWS
Resource Services Inc.

ARTICLE I  OFFICES

     Section 1.1. Location. The address of the registered office of Resource Services Inc. (the “Corporation”) in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent Statement of Change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.
     Section 1.2. Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

ARTICLE II  MEETINGS OF STOCKHOLDERS

     Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as the Board of Directors may fix by resolution or as set forth in the notice of the meeting. In the event that the Board of Directors shall not otherwise fix the time, date and place of meeting, the annual meeting shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.
     Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.
     Section 2.3. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if such place shall not be so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or to inspect the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

  Section 2.4. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).
     Section 2.5. Adjourned Meetings and Notice Thereof. Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments caused the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.
     Section 2.6. Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.  Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.
     Section 2.7. Voting. At any meeting of stockholders, each stockholder holding, as of the record date, shares of stock entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share of stock held by such stockholder, as of the record date, as shown by the list of stockholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, in which case every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.
     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation generally, sufficient in law to support an irrevocable power.
     The Board of Directors, the Chairman of the Board, the President, or the person presiding at a meeting of stockholders may appoint one or more persons to act as inspectors of voting at any meeting with respect to any matter to be submitted to a vote of stockholders at such meeting, with such powers and duties, not inconsistent with applicable law, as may be appropriate.
     Section 2.8. Action by Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, whenever any action by the stockholders at a meeting thereof is required or permitted by law, the Certificate of Incorporation, or these By-laws, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting  at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III  BOARD OF DIRECTORS

     Section 3.1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-laws.
     Section 3.2. Number of Directors and Term of Office.

The number of directors who shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be six (6), including a Chairman of the Board of Directors.  Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified.  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

hall be six (6). After fixing the number of Directors constituting the whole Board of Directors, the Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time change the number of Directors constituting the whole Board of Directors.
     Section 3.3. Qualification. Directors must be natural persons but need not be stockholders of the Corporation. Directors who willfully neglect or refuse to produce a list of stockholders entitled to vote at any meeting for the election of Directors shall be ineligible for election to any office at such meeting.
     Section 3.4. Election. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, after the first meeting of the Corporation at which Directors are elected, Directors of the Corporation shall be elected in each year at the annual meeting of   stockholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast at such meeting. The voting on Directors at any such meeting shall be by written ballot unless otherwise provided in the Certificate of Incorporation.
     Section 3.5. Term. Each Director shall hold office until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.
     Section 3.6. Resignation and Removal. Any Director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of capital stock then entitled to vote at an election of Directors, except as otherwise provided by applicable law.
     Section 3.7. Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.
     If one or more Directors shall resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this Section 3.7 in the filling of other vacancies.    Each Director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of Directors and until his successor shall be elected and qualified.
     Section 3.8. Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors, a majority of the total number of Directors shall be present to constitute a quorum for the transaction of business. A Director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the Directors present may adjourn the meeting until a quorum shall be present.
     Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
     The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number.
     Section 3.9. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these By-laws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable  care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.
     Section 3.10. Annual Meeting. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise, such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.
     Section 3.11. Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
     Section 3.12. Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of a majority of the whole Board of Directors directed to the Chairman of the Board, the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each Director.
     Section 3.13. Notice of Meetings; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a Director (i) if mailed to such Director addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such Director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held, or (ii) if sent to him at such address by telegraph, cable, radio or wireless not later than the day before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.
     Notice of any meeting of the Board of Directors need not be given to any Director if waived by him in writing (or by telegram, cable, radio or wireless and confirmed in writing) whether before or after the holding of such meeting, or if such Director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all Directors then in office shall be present thereat.
     Section 3.14. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.
     Except as hereinafter provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee (and his alternate appointed pursuant to the immediately preceding sentence, if any), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors.

     Section 3.15. Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws. The Board of Directors may, in the resolution creating a committee, grant to such committee the power and authority to declare a dividend or authorize the issuance of stock.
     Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these By-laws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
     Section 3.16. Compensation of Directors. Each Director shall be entitled to receive for attendance at each meeting of the Board of Directors or any duly constituted committee thereof which he attends, such fee as is fixed by the Board and in connection therewith shall be reimbursed by the Corporation for travel expenses. The fees to such Directors may be fixed in unequal amounts among them, taking into account their respective relationships to the Corporation in other capacities. These provisions shall not be construed to preclude any Director from receiving compensation in serving the Corporation in any other capacity.
     Section 3.17. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by   all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV  OFFICERS

     Section 4.1. Executive Officers; Election Qualifications; Term of Office; Resignation; Removal; Vacancies.. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, elect other principal officers including, without limiting the generality of the foregoing, a Chief Executive Officer, Chief Operating Officer, a Chief Accounting Officer and one or more Executive Vice Presidents and choose, from among its members, a Chairman of the Board and a Vice Chairman of the Board. In addition to the principal officers, the corporation may have such other subordinate officers as the Board of Directors may deem advisable, each of whom shall have such authority and perform such duties as the Board of Directors or any officer designated by the Board of Directors may determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer. Subject to the foregoing, each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
     Section 4.2. Powers and Duties of Executive Officers The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V  CAPITAL STOCK

     Section 5.1. Issuance of Certificates of Stock. Each stockholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder.
     Section 5.2. Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by, or in the name of the corporation by, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.
     Section 5.3. Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled, the dates of cancellation thereof.
     The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.
     Section 5.4. Regulations Relating to Transfer. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
     Section 5.5. Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
     Section 5.6. Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.
     Section 5.7. Lost, Destroyed, Stolen and Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
     Section 5.8. Fixing of Record Dates.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment  of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted.  If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 9 hereof.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VI   INDEMNIFICATION

     Section 6.1. Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     Section 6.2. Indemnification Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law.

ARTICLE VII    MISCELLANEOUS PROVISIONS

Section 7.1   Corporate Seal       The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.
     Section 7.3. Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation, or these By-laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.
     Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     Section 7.4. Execution of Instruments, Contracts, Etc.
     (a) All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by the President or such other officer or officers or person or persons, as the Board of Directors may from time to time designate.
     (b) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
     (c) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority, may, if permitted by applicable law, be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

ARTICLE VIII   AMENDMENTS

     Section 8.1. By Stockholders. These By-laws may be amended, altered or repealed, or new By-laws may be adopted, at any meeting of stockholders by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote thereat, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.
     Section 8.2. By Directors. These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

Date:    May 15, 2008                                                                                                                                                                        Resource Services Inc.

                                                                                                                                                                                                                By: /s/ Bipin Napal
                                                                                                                                                                                                                 _______________________
                                                                                                                                                                                                                    Bipin Napal, President